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                                                                    EXHIBIT 25.1

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)          [_]

                           --------------------------
                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)



New York                                                13-5160382
(State of incorporation                                 (I.R.S. employer
if not a U.S. national bank)                            identification no.)

One Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)                (Zip code)


                           --------------------------
                             Arrow Electronics, Inc.
               (Exact name of obligor as specified in its charter)



New York                                                11-1806155
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                          identification no.)

25 Hub Drive
Melville, New York                                      11747
(Address of principal executive offices)                (Zip code)


                           --------------------------
                Floating Rate Exchange Notes due October 5, 2001 8.20% Senior Exchange Notes due October 1, 2003 8.70% Senior Exchange Notes due October 1, 2005 9.15% Senior Exchange Notes due October 1, 2010
                        (Title of the indenture securities)

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1.      GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

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                     Name                            Address
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Superintendent of Banks of the State of         2 Rector Street, New York, N.Y.
New York                                        10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York                33 Liberty Plaza, New York, N.Y.
                                                10045

Federal Deposit Insurance Corporation           Washington, D.C. 20429

New York Clearing House Association             New York, New York, 10005


        (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        YES.

2.      AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.


16.     LIST OF EXHIBITS.


        EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)


        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)


        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)


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        7.      A copy of the latest report of condition of the Trustee
                published pursuant to law or to the requirements of its supervising or examining authority.

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                                   SIGNATURE







        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of November, 2000.


                                                 THE BANK OF NEW YORK



                                                 By:   /s/ MARY LAGUMINA
                                                    ------------------
                                                 Name:  MARY LAGUMINA
                                                 Title: VICE PRESIDENT



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                                                                       EXHIBIT 7


----------------------------------------------------
Consolidated Report of Condition of

THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                                                              In Thousands
ASSETS
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
    currency and coin.............                          $   4,133,121
  Interest-bearing balances.......                              4,153,905
Securities:
  Held-to-maturity securities.....                                908,946
  Available-for-sale securities...                              4,889,160
Federal funds sold and Securities
  purchased under agreements to
  resell..........................                              4,471,741
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income..............38,423,509
  LESS: Allowance for loan and
    lease losses...........590,846
  LESS: Allocated transfer risk
    reserve.................12,596
  Loans and leases, net of unearned
    income, allowance, and reserve                             37,820,067
Trading Assets.....................                            11,028,326
Premises and fixed assets
  (including capitalized leases)...                               722,622
Other real estate owned............                                 6,351
Investments in unconsolidated
  subsidiaries and associated
  companies........................                               166,189
Customers' liability to this
  bank on acceptances
  outstanding......................                             1,154,448
Intangible assets.................                              1,338,942
Other assets......................                              3,392,303
                                                             -------------
Total assets......................                            $74,186,121
                                                             =============
LIABILITIES
Deposits
   In domestic offices.............                           $28,759,739
   Noninterest-bearing.. 12,991,192
   Interest-bearing..... 15,768,547
   In foreign offices, Edge
   and Agreement subsidiaries,
   and IBFs........................                            26,421,204
   Noninterest-bearing......550,232
   Interest-bearing......25,870,972
Federal funds purchased and
   Securities sold under
   agreements to repurchase....                                 1,619,310
Demand notes issued to the U.S.
   Treasury....................                                   100,000
Trading liabilities............                                 2,337,972
Other borrowed money:
  With remaining maturity of
    one year or less............                                1,754,237
  With remaining maturity of
    more than one year through
    three years.................                                        0
  With remaining maturity of
    more than three years.......                                   31,080
Bank's liability on acceptances
    executed and outstanding....                                1,155,970
Subordinated notes and
    debentures..................                                1,652,000
Other liabilities............                                   4,169,081
                                                             -------------
Total liabilities............                                  68,000,593
                                                             -------------

EQUITY CAPITAL
Common stock....................                                1,135,284
Surplus.........................                                  956,428
Undivided profits and capital
   reserves.....................                                4,156,469
Net unrealized holding gains
   (losses) on available-for-sale
   securities...................                            (      33,142)
Accumulated net gains (losses) on
  cash flow hedges..............                                        0
Cumulative foreign currency
  translation adjustments.......                            (      29,511)
                                                            -------------
Total equity capital............                                6,185,528
                                                            -------------
Total liabilities and equity
  capital.......................                              $74,186,121
                                                            =============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi   -
     Gerald L. Hassell -   Directors
     Alan R. Griffith  -